EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         To the Shareholders and Board of Directors of Pfizer Inc.:

                  We consent to incorporation herein by reference of our report dated February 25, 1999 on the consolidated balance sheet of Pfizer Inc. and subsidiary companies as of December 31, 1998, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, as contained in the Pfizer Inc. 1998 Annual Report to Shareholders. These consolidated financial statements and our report thereon are incorporated by reference in this Annual Report on Form 10-K for the year 1998.

         We also consent to incorporation by reference of our report in the following Registration Statements:

o        Form S-15 dated December 13, 1982 (File No. 2-80884),
o        Form S-8 dated October 27, 1983 (File No. 2-87473),
o        Form S-8 dated March 22, 1990 (File No. 33-34139),
o        Form S-8 dated January 24, 1991 (File No. 33-38708),
o        Form S-8 dated November 18, 1991 (File No. 33-44053),
o        Form S-3 dated May 27, 1993 (File No. 33-49629),
o        Form S-8 dated May 27, 1993 (File No. 33-49631),
o        Form S-8 dated May 19, 1994, (File No. 33-53713),
o        Form S-8 dated October 5, 1994 (File No. 33-55771),
o        Form S-3 dated November 14, 1994 (File No. 33-56435),
o        Form S-8 dated December 20, 1994 (File No. 33-56979),
o        Form S-4 dated February 14, 1995 (File No. 33-57709),
o        Form S-8 dated March 29, 1996 (File No. 33-02061),
o        Form S-8 dated September 25, 1997 (File No. 333-36371), and
o        Form S-8 dated April 23, 1998 (File No. 333-50899).






                                 s/ KPMG L.L.P.





         New York, New York

         March 25, 1999